Exhibit(h)(2)

SCHEDULE A

to the

ETF Master Services Agreement

between

Exchange Listed Funds Trust

and

Ultimus Fund Solutions, LLC

dated December 5, 2023

Fund Portfolio(s)

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by II Technology, LLC

Armor Core Risk-Managed ETF

Exchange Traded Concepts, LLC advised Fund(s) subadvised by Ariam Global, Inc.

ARIA Opportunities ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Bancreek Capital Advisors, LLC

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Bancreek Global Select ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Bancreek Capital Strategies, LLC

Billionaires Club ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Cabana Asset Management

Cabana Target Drawdown 10 ETF

Cabana Target Beta ETF

Cabana Target Leading Sector Moderate ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Long Pond Capital, LP

Long Pond Real Estate Select ETF

Schedule A to
Ultimus ETF Master Services Agreement	A-1

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Saba Capital Management, L.P.

Saba Opportunistically Hedged Closed-End Funds ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Skylar Capital Management L.P.

Skylar Electricity Futures ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Viking Fund Management, LLC

Integrity Dividend Harvest ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by WallStreetX ETFs, Inc.

xETFs NVDA Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs BMNR Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs TSLA Daily Income ETF

xETFs COIN Daily Income ETF

xETFs U.S. Large Cap Upside Boost ETF

xETFs OpenAI Upside Boost ETF

xETFs Anthropic Upside Boost ETF

xETFs NVDA Upside Boost ETF

xETFs TSLA Upside Boost ETF

xETFs SpaceX Upside Boost ETF

xETFs AI Bottleneck ETF

Exchange Traded Concepts, LLC advised Fund(s)

Climate Global – Climate Resilient REIT Index ETF

Defiance LLM Catalyst Momentum ETF

LG QRAFT AI-Powered US Large Cap Core ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

KICK Korea Semiconductor Index ETF

xETFs International Index Semiconductor ETF

KICK CPU Index ETF

KICK Space Data Center & Infrastructure Index ETF

Exchange Traded Concepts, LLC advised “PLUS” Branded Fund(s)

PLUS Korea Defense Industry Index ETF PLUS Korea Manufacturing Core Alliance Index ETF

Signatures are located on the next page.

Schedule A to
Ultimus ETF Master Services Agreement	A-2

The parties duly executed this Schedule A as of October 30, 2026.

Exchange Listed Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ Richard Malinowski	By:	/s/ Gary Tenkman
Name:	Richard Malinowski	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Schedule A to
Ultimus ETF Master Services Agreement	A-3